UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific, Suite 2900
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 27, 2009, the board of directors of Regency GP LLC, the general partner of Regency GP LP, being the general partner (“General Partner”) of Regency Energy Partners LP, or the Partnership, declared a cash distribution on behalf of the Partnership with respect to all outstanding common units and subordinated units of the Partnership, as well as the General Partner’s equivalent units,  in the amount of $0.445 per unit payable on February 13, 2009 to holders of record on February 6, 2009. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Regency Energy Partners LP Press Release dated January 28, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Dan A. Fleckman
Dan A. Fleckman
Executive Vice President Chief Legal Counsel

January 28, 2009

Regency Energy Partners Declares Quarterly Distribution and
Provides Update on Haynesville Expansion Project

DALLAS, January 28, 2009 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today a cash distribution of 44.5 cents per outstanding common and subordinated unit for the fourth quarter ended December 31, 2008. The distribution is equivalent to $1.78 on an annual basis and will be paid February 13, 2009 to unitholders of record at the close of business on February 6, 2009.  As a result of the payment of the quarterly distribution, all of Regency’s subordinated units convert to common units on February 17, 2009.

“Regency’s solid operating performance allowed our distributions to increase by 11% when compared to fourth quarter 2007,” said Byron Kelley, chairman, president and chief executive officer of Regency.  “Despite the significant reduction in commodity prices from the third to fourth quarter 2008, we maintained distributions with a solid coverage ratio.  The majority of our business portfolio is fee-based with the remainder supported by a strong hedging program.  This should allow Regency to experience minimal volatility from commodity prices in 2009.”

As discussed below, future distributions could be reduced or suspended if Regency is unsuccessful in obtaining financing for the Haynesville Expansion Project.

Haynesville Expansion Project Update

Regency has negotiated definitive agreements with shippers for 800 MMcfd, which is more than 70% of the capacity of the Haynesville Expansion Project.  The project would expand Regency’s pipeline system in North Louisiana to bring natural gas from the Haynesville Shale - one of the most active new natural gas plays in the United States - to market. The agreements are for firm transportation capacity under 10 year contract terms and are subject to conditions including final approval by Regency’s board of directors.

Regency is also in advanced discussions with other shippers who have requested transportation volumes exceeding the remaining capacity.  Regency has eliminated its obligation for the purchase of 28 miles of 24-inch pipe that is no longer needed for the revised 1.1 bcf/d expansion.

“The major remaining milestone for the project is to finalize financing agreements,” said Kelley.  “We continue to work with our general partner, GE Energy Financial Services, to secure appropriate funding for the project.  Despite challenging market conditions, we have made progress toward securing permanent financing.  If financing is obtained, the project is scheduled to be in service by year-end 2009.”

Regency continues to acquire the necessary rights of way and environmental permits and clearances.  In addition, a construction contractor has been committed to the project, and 98% of the route has been selected and surveyed.  Regency is also in the process of forming and executing agreements with downstream market pipelines which will upsize their major pipeline interconnects.

Regency currently has approximately $230 million of purchase commitments related to the Haynesville Expansion Project.  Although Regency is aggressively pursuing financing for the Haynesville Expansion Project, there is no assurance that the Partnership will successfully complete financing for the Project.  If Regency is unable to obtain appropriate financing for the Haynesville Expansion Project, the Partnership will most likely have to temporarily reduce or suspend distributions for the foreseeable future and in addition seek other sources of capital and/or sell assets in order to be able to continue core operations while satisfying its contractual commitments for the Haynesville Expansion Project.

Regency will hold a quarterly conference call to discuss its revised business strategy and fourth-quarter 2008 results on Monday, March 2, 2009, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-866-314-9013 in the United States, or +1-617-213-8053 outside the United States, pass code 24525058. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 87196996. A replay of the broadcast will also be available on the Partnership’s Web site.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that 100% of Regency’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Regency’s distributions to foreign investors are subject to federal income tax withholding at a rate of 35%.

This press release may contain forward-looking statements regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management's current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the gathering and processing and contract compression businesses, the level of creditworthiness of the Partnership's counterparties, the Partnership's ability to access the debt and equity markets, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership's transactions, changes in commodity prices, interest rates, demand for the Partnership's services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Shannon Ming
Vice President, Investor Relations & Communications
Regency Energy Partners
214-840-5467
shannon.ming@regencygas.com

Media Relations:
Emily Bruce
HCK2 Partners
972-716-0500 x21
emily.bruce@hck2.com